Exhibit 99.1

Ambarella, Inc. Announces Third Quarter Fiscal 2013 Results

Revenue Up 24% Year Over Year

Contact:

Deborah Stapleton

650.470.4200

deb@stapleton.com

December 5, 2012 -Santa Clara, CA – Ambarella, Inc. (NASDAQ: AMBA), a leading developer of low-power, HD video compression and image processing semiconductors, today announced financial results for its fiscal third quarter ended October 31, 2012.

Revenue for the third quarter of fiscal 2013 was $35.7 million, up 24% from $28.8 million in the same period in fiscal 2012. For the nine months ended October 31, 2012, revenue was $89.5 million, up 23% from $72.7 million for the nine months ended October 31, 2011.

Gross margin under U.S. generally accepted accounting principles (GAAP) for the third quarter of fiscal 2013 was 64.5%, compared with 64.9% for the same period in fiscal 2012. For the nine months ended October 31, 2012, GAAP gross margin was 67.8%, compared with 66.1% for the nine months ended October 31, 2011.

GAAP net income for the third quarter of fiscal 2013 was $6.7 million, or $0.25 per diluted ordinary share, compared with GAAP net income of $5.0 million, or $0.19 per diluted ordinary share, for the same period in fiscal 2012. GAAP net income for the nine months ended October 31, 2012 was $14.5 million, or $0.51 per diluted ordinary share. This compared with GAAP net income of $8.0 million, or $0.26 per diluted ordinary share, for the nine months ended October 31, 2011.

Gross margin on a non-GAAP basis for the third quarter of fiscal 2013 was 64.5%, compared with 65.0% for the same period in fiscal 2012. For the nine months ended October 31, 2012, non-GAAP gross margin was 67.9%, compared with 66.1% for the nine months ended October 31, 2011.

Non-GAAP net income for the third quarter of fiscal 2013 was $ 8.1 million, or $ 0.31 per diluted ordinary share. This compares with non-GAAP net income of $ 5.9 million, or $ 0.23 per diluted ordinary share for the same period in fiscal 2012. Non-GAAP net income for the nine months ended October 31, 2012 was $17.7 million, or $0.65 per diluted ordinary share. This compares with non-GAAP net income of $10.5 million for the nine months ended October 31, 2011, or $0.37 per diluted ordinary share.

Ambarella reports gross margin, net income and earnings per share in accordance with GAAP and, additionally, on a non-GAAP basis. Non-GAAP financial information excludes the impact of stock-based compensation and the associated tax impact. A reconciliation of the GAAP to non-GAAP gross margin, net income and earnings per share numbers, as well as a description of the items excluded from the non-GAAP calculations, is included in the financial statements portion of this press release.

Cash and cash equivalents at the end of the third fiscal quarter of 2013 were $94.8 million, compared with $47.6 million at the end of the same quarter a year ago. Ambarella raised $27.4 million in net proceeds, after deducting underwriting discounts and commissions, in its initial public offering on October 10, 2012.

“We are very pleased with our third fiscal quarter results, with total revenue up 24% over the third quarter a year ago,” said Fermi Wang, president and CEO of Ambarella. “We saw especially strong growth in the sports camera, automotive and IP security camera markets, with several customers introducing additions to their product lines. We also remained a leading supplier in the broadcast infrastructure market, which represented over 19% of our revenues in the quarter.

“In October, we completed our initial public offering, which represented a significant milestone for the company. We believe that Ambarella is well-positioned for growth in the coming quarters, as many of our target markets continue to expand and we gain new design wins with existing and new customers.”

Quarterly Conference Call

Ambarella plans to hold a conference call at 5 p.m. Eastern Time / 2 p.m. Pacific Time today with Fermi Wang, Chief Executive Officer, and George Laplante, Chief Financial Officer, to discuss third quarter fiscal 2013 results. The call can be accessed by dialing 877-304-8961 in the USA; international callers should dial 970-315-0271, participant passcode: Ambarella. Please dial in ten minutes prior to the scheduled conference call time. A live and archived webcast of the call will be available on Ambarella’s website at http://www.ambarella.com/ for up to 30 days after the call.

A replay will be available approximately 30 minutes after the call, and can be accessed by dialing 855-859-2056 in the U.S. and 404-537-3406 internationally. The conference ID # is 72803808.

About Ambarella

Ambarella is a leading developer of low-power, high-definition video compression and image processing solutions. Ambarella products are used in a variety of high definition cameras including security IP-cameras, wearable sports cameras, digital still cameras and automotive video recorders. Ambarella technology is also used in television broadcasting with TV programs being transmitted worldwide using Ambarella compression chips. The company was the recipient of the Global Semiconductor Alliance (GSA) 2010 and 2011 awards for “Most Respected Private Semiconductor Company”. For more information about Ambarella, please visit www.ambarella.com.

“Safe harbor” statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements that are not historical facts and often can be identified by terms such as “outlook,” “projected,” “intends,” “will,” “estimates,” “anticipates,” “expects,” “believes,” “could,” or similar expressions, including the comments of our CEO relating to expected company growth, expansion of our target markets and anticipated design wins. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. Our actual results could differ materially from those predicted or implied and reported results should not be considered as an indication of our future performance.

The risks and uncertainties referred to above include, but are not limited to, risks associated with our growth strategy; our ability to anticipate future market demands and future needs of our customers; our plans for future products; our ability to retain and expand customer relationships and to achieve design wins; our ability to successfully enter new markets; anticipated trends and challenges, including competition, in the markets in which we operate; our ability to effectively manage growth; our ability to retain key employees; and the potential for intellectual property disputes or other litigation.

Further information on these and other factors that could affect our financial results is included in the company’s final prospectus for its initial public offering, which is on file with the Securities and Exchange Commission. Additional information will also be set forth in the company’s quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings the company makes with the Securities and Exchange Commission from time to time, copies of which may be obtained by visiting the Investor Relations portion of our web site at www.ambarella.com or the SEC’s web site at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this release, which are based on information available to us on the date hereof. The results we report in our Quarterly Report on Form 10-Q for the three months ended October 31, 2012 could differ from the preliminary results announced in this press release.

Ambarella assumes no obligation and does not intend to update the forward-looking statements made in this press release, except as required by law.

Non-GAAP Financial Measures

The company has provided in this release non-GAAP financial information including non-GAAP gross margin, net income, and earnings per share, as a supplement to the consolidated financial statements, which are prepared in accordance with generally accepted accounting principles (“GAAP”). Management uses these non-GAAP financial measures internally in analyzing the company’s financial results to assess operational performance and liquidity. The company believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing its performance and when planning, forecasting and analyzing future periods. Further, the company believes these non-GAAP financial measures are useful to investors because they allow for greater transparency with respect to key financial metrics that the company uses in making operating decisions and because the company believes that investors and analysts use them to help assess the health of its business and for comparison to other companies. Non-GAAP results are presented for supplemental informational purposes only for understanding the company’s operating results. The non-GAAP information should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from non-GAAP measures used by other companies.

The company has provided below reconciliations between its non-GAAP financial measures to its most directly comparable GAAP financial measures.

AMBARELLA, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2012	2011	2012	2011
	(unaudited)
Revenue	$35,669	$28,778	$89,548	$72,686
Cost of revenue	12,679	10,093	28,821	24,656

Gross profit	22,990	18,685	60,727	48,030

Operating expenses:
Research and development	10,802	9,169	31,631	27,611
Selling, general and administrative	4,603	3,806	12,812	11,261

Total operating expenses	15,405	12,975	44,443	38,872
Income from operations	7,585	5,710	16,284	9,158
Other income (loss), net	137	3	139	(21)

Income before income taxes	7,722	5,713	16,423	9,137
Provision for income taxes	1,005	665	1,878	1,093

Net income	$6,717	$5,048	$14,545	$8,044

Net income per share attributable to ordinary shareholders:
Basic	$0.27	$0.21	$0.55	$0.28

Diluted	$0.25	$0.19	$0.51	$0.26

Weighted-average shares used to compute net income per share attributable to ordinary shareholders:
Basic	12,068,819	8,046,362	9,049,864	7,946,206

Diluted	13,415,091	9,513,055	10,506,293	9,465,640

The following table presents details of stock-based compensation expense included in each functional line item in the consolidated statements of operations above:

	Three Months Ended October 31,		Nine Months Ended October 31,
	2012	2011	2012	2011
	(unaudited, in thousands)
Stock-based compensation:
Cost of revenue	$30	$15	$59	$37
Research and development	905	506	1,979	1,269
Selling, general and administrative	550	398	1,403	1,339

Total stock-based compensation	$1,485	$919	$3,441	$2,645

AMBARELLA, INC.

RECONCILIATION OF GAAP TO NON-GAAP DILUTED EARNINGS PER SHARE

(in thousands, except share and per share data)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2012	2011	2012	2011
	(unaudited)
GAAP net income	$6,717	$5,048	$14,545	$8,044
Two-class method - allocation to preference shares basic net income	(3,474)	(3,377)	(9,570)	(5,832)
Additional allocation to ordinary shares - treasury stock method	155	173	432	240

GAAP net income - diluted	$3,398	$1,844	$5,407	$2,452

Non-GAAP adjustments:
Stock-based compensation expense, net of tax effect	1,388	835	3,166	2,408
Two-class method - additional allocation to preference shares	(595)	(473)	(1,708)	(1,368)

Non-GAAP net income - diluted	$4,191	$2,206	$6,865	$3,492

GAAP - diluted weighted average shares	13,415,091	9,513,055	10,506,293	9,465,640
Non-GAAP - diluted weighted average shares	13,415,091	9,513,055	10,506,293	9,465,640
GAAP - diluted net income per share	$0.25	$0.19	$0.51	$0.26
Non-GAAP adjustments:
Stock-based compensation expense, net of tax effect	0.10	0.09	0.30	0.25
Non-GAAP adjustment to two-class method diluted net income	(0.04)	(0.05)	(0.16)	(0.14)
Non-GAAP - diluted net income per share	$0.31	$0.23	$0.65	$0.37

For fiscal Q3 2012 and year-to-date fiscal 2013, the difference between GAAP and non-GAAP gross margin was 0.1%, or $13,000 and $53,000, respectively, for each period. The difference was due to the effect of stock-based compensation and the associated tax impact, recorded for GAAP purposes. The GAAP and non-GAAP gross margins were the same for other periods.

AMBARELLA, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands)

	October 31,	January 31,
	2012	2012
	(unaudited)
ASSETS
Current assets:
Cash	$94,820	$58,944
Accounts receivable, net	18,243	9,485
Inventories	9,141	6,786
Restricted cash	270	517
Deferred tax assets, current	1,333	861
Prepaid expenses and other current assets	1,516	1,226

Total current assets	125,323	77,819
Property and equipment, net	2,283	1,686
Deferred tax assets, non-current	426	426
Intangible assets, net	—	270
Other assets	1,520	1,538

Total assets	$129,552	$81,739

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERENCE SHARES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	9,345	6,481
Accrued liabilities	12,591	7,931
Income taxes payable	1,115	530
Deferred revenue, current	3,412	8,002

Total current liabilities	26,463	22,944
Deferred revenue, non-current	—	200
Other long-term liabilities	1,115	1,246

Total liabilities	27,578	24,390

Shareholders’ equity:
Preference shares	—	50,900
Ordinary shares	12	3
Additional paid-in capital	85,196	4,225
Retained earnings	16,766	2,221

Total shareholders’ equity	101,974	6,449

Total liabilities, redeemable convertible preference shares and shareholders’ equity	$129,552	$81,739